WILLIAM LYON HOMES 4695 MACARTHUR COURT, 8TH FLOOR NEWPORT BEACH, CA 92660

Exhibit 99.2

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [TBD]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [TBD]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E87691-S94726	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WILLIAM LYON HOMES

The Board of Directors recommends you vote FOR each of the following proposals:		For	Against	Abstain

1.	Merger Proposal: To approve the adoption of the Agreement and Plan of Merger, dated as of November 5, 2019, among Taylor Morrison Homes Corporation (“Taylor Morrison”), Tower Merger Sub, Inc., a wholly owned subsidiary of Taylor Morrison (“Merger Sub”), and William Lyon Homes, pursuant to which Merger Sub will be merged with and into William Lyon Homes, with William Lyon Homes continuing as the surviving corporation and a wholly owned subsidiary of Taylor Morrison (the “merger”).	☐	☐	☐

2.	Advisory Compensation Proposal: To approve, on an advisory, non-binding basis, the compensation that may be paid or become payable to William Lyon Homes’ named executive officers in connection with the merger.	☐	☐	☐

3.

William Lyon Homes Adjournment Proposal: To adjourn the William Lyon Homes special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal.

		☐	☐	☐

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at www.proxyvote.com.

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E87692-S94726

WILLIAM LYON HOMES

Special Meeting of Stockholders

[TBD] A.M. local time

William Lyon Homes

4695 MacArthur Court, 8th Floor

Newport Beach, CA 92660

This proxy is solicited by the Board of Directors of William Lyon Homes for use

at the Special Meeting of Stockholders of William Lyon Homes

(the “Special Meeting”) on [TBD].

By signing the proxy, you revoke all prior proxies and appoint Matthew R. Zaist and Jason R. Liljestrom and each of them acting in the absence of the other, with full power of substitution, to vote your shares of Common Stock on the matter shown on the reverse side and any other matters which may come before the Special Meeting and any adjournment, continuation or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3. IF ANY OTHER MATTERS COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT, CONTINUATION, OR POSTPONEMENT THEREOF, THE APPOINTED PROXIES WILL VOTE IN THEIR DISCRETION.

Continued and to be signed on reverse side